UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	November 7, 2014

Synchrony Credit Card Master Note Trust

RFS Holding, L.L.C.

Synchrony Bank

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor
as Specified in their respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-107495, 333-130030, 333-144945, 333-169151, 333-107495-02, 333-130030-01, 333-144945-01, 333-169151-01	57-1173164 (RFS Holding, L.L.C.) 20-0268039 (Synchrony Credit Card Master Note Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

777 Long Ridge Road Stamford, Connecticut	06927
(Address of Principal Executive Offices)	(Zip Code)

(877) 441-5094

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

On November 7, 2014, Synchrony Credit Card Master Note Trust (the “Trust”) and RFS Holding, L.L.C. entered into a Reassignment No. 5 of Receivables in Removed Accounts, a copy of which is filed with this Form 8-K as Exhibit 4.1, pursuant to which the Trust and RFS Holding, L.LC. agreed that certain accounts would be designated for removal pursuant to the terms of the Transfer Agreement, dated as of September 25, 2003, as amended, between RFS Holding, L.L.C. and the Trustee.

On November 7, 2014, RFS Holding, L.L.C, PLT Holding, L.L.C, RFS Holding, Inc. and Synchrony Bank entered into a Designation of Removed Accounts and Tenth Amendment to Receivables Sale Agreement (the “Designation and Tenth Amendment”), a copy of which is filed with this Form 8-K as Exhibit 4.2, pursuant to which RFS Holding, L.L.C., PLT Holding, L.L.C, RFS Holding, Inc. and Synchrony Bank amended certain provisions of the Receivables Sale Agreement, dated as of June 27, 2003, as amended, between RFS Holding, L.L.C and Synchrony Bank (formerly known as GE Capital Retail Bank). The Designation and Tenth Amendment, among other things, requires that any repurchase of receivables from the Trust pursuant to an Involuntary Removal, as defined in the Receivables Sale Agreement, is effected at a purchase price equal to the fair value of such receivables as of the date they are removed as agreed upon by Synchrony Bank and RFS Holding, L.L.C.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Document Description

4.1	Reassignment No. 5 of Receivables in Removed Accounts, dated as of November 7, 2014, between Synchrony Credit Card Master Note Trust and RFS Holding, L.L.C.

4.2	Designation of Removed Accounts and Tenth Amendment to Receivables Sale Agreement, dated as of November 7, 2014, between RFS Holding, L.L.C., PLT Holding, L.L.C., RFS Holding, Inc. and Synchrony Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 14, 2014	RFS Holding, L.L.C., as depositor

	By:	/s/ Joseph Ressa
	Name:	Joseph Ressa
	Title:	Vice President